EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 24, 2005 (except for the third, fourth and fifth paragraphs of Note 15 as to which the date is October 5, 2005), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-126317) and related Prospectus of TAL International Group, Inc. for the registration of 13,225,000 shares of its common stock.

/s/ Ernst & Young LLP

Stamford, Connecticut
October 5, 2005